Joint Filer Information

Name of Joint Filer:                Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:             c/o Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201

Designated Filer:                   HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:  July 22, 2013

Issuer Name and Ticker Symbol:      LIN TV Corp. (NYSE: TVL)

Signature:                          HICKS, MUSE GP PARTNERS IV, L.P.

                                    By:    Hicks, Muse Fund IV, LLC, its general partner

                                    By:    /s/ David W. Knickel
                                           ------------------------------------
                                           David W. Knickel
                                           Vice President and Chief Financial Officer

Joint Filer Information

Name of Joint Filer:                Hicks, Muse Fund IV, LLC

Address of Joint Filer:             c/o Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201

Designated Filer:                   HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:  July 22, 2013

Issuer Name and Ticker Symbol:      LIN TV Corp. (NYSE: TVL)

Signature:                          HICKS, MUSE FUND IV, LLC

                                    By:    /s/ David W. Knickel
                                           ------------------------------------
                                           David W. Knickel
                                           Vice President and Chief Financial Officer